UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:

September 30, 2009

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its chapter)

Minnesota	1-13471	41-1656308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8799 Brooklyn Blvd., Minneapolis, Minnesota	55445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On September 30, 2009, Judge John Tunheim of the United States District Court for the District of Minnesota ruled on the Cross Summary Judgment Motions by Insignia Systems, Inc. and News America Marketing In-Store (NAM). The Court denied NAM’s motions to dismiss Insignia’s allegations of monopolization, conspiracy and false advertising against NAM. In the same Order, the Court granted the motions of Insignia and CEO Scott Drill to dismiss allegations that Insignia had interfered with NAM’s contracts and that Drill and Insignia had disparaged NAM.

By denying NAM’s Motion, the Court has set the stage for a trial on Insignia’s antitrust and unfair-competition claims, which include violations of the Sherman and Clayton Antitrust Acts, the Lanham Act, and those statutes’ counterparts in Minnesota state law. Insignia claims that NAM monopolized markets for in-store advertising, that NAM’s exclusive contracts unreasonably restrained trade, that NAM conspired with others to restrain trade, and that NAM misled consumer goods manufacturers about the quality of Insignia’s services.

In other parts of the order, the Court also granted Insignia’s motion to compel production of material used by NAM’s experts in the separate Valassis litigation against NAM, denied NAM’s request to exclude the testimony of witnesses from the case, and granted NAM’s Motion for Summary Judgment on the issue of whether it possessed market power over retailers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)

Date: October 2, 2009	By	/s/ Justin W. Shireman
Justin W. Shireman, Chief Financial Officer